      POWER OF ATTORNEY
For Executing a Form ID and Forms 3, 4, 5 and 144

The undersigned hereby appoints each of Stephen R. Head and Ashley A. Vukovits, signing singly, as his true and lawful attorney-in-fact, for such period of time that the undersigned is required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or Rule
144 of the Securities Act of 1933, as amended (the "Securities Act"), due to his affiliation with Interactive Intelligence Group, Inc., an Indiana corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, to:

(1) execute for and on behalf of the undersigned a Form ID application for access codes to file on EDGAR and Forms 3, 4, 5 and 144 and any amendments to previously filed forms in accordance with Section 16(a) of the Exchange Act or
Rule 144 of the Securities Act and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form ID and
Forms 3, 4, 5 and 144 and the timely filing of such form with the United States
Securities and Exchange Commission and any other authority as required by law;
and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 of the Securities Act.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of February, 2015.

      /s/ Jeff M. Platon
      Signature